The Blackstone Group to Make Major Investment in Vanguard Health Systems, Inc.

NASHVILLE, Tenn. – July 23, 2004 – Vanguard Health Systems, Inc. (the "Company" or "Vanguard") today announced that it has entered into a definitive agreement with The Blackstone Group ("Blackstone"), a private equity firm, pursuant to which Blackstone will make a major investment in the Company.

Blackstone will purchase a majority equity interest in Vanguard in a transaction valued at approximately $1.75 billion. Vanguard, formed in 1997 by management and Morgan Stanley Capital Partners, owns and operates acute care hospitals and complementary healthcare facilities and services in urban and suburban markets. The transaction is subject to regulatory approvals, financing and other customary closing conditions and is expected to be completed in the third quarter of this year.

In connection with the transaction, both Management and Morgan Stanley Capital Partners will reinvest in the Company, together owning approximately 30% of the Company.

Stephen A. Schwarzman, President and Chief Executive Officer of The Blackstone Group said, "We are very excited to be partnering with Vanguard's proven management team to support their growth plans. We believe that Vanguard is poised to continue its strategy of growth in existing markets and in select new markets."

Charles N. Martin, Jr., Chairman and Chief Executive Officer of Vanguard said, "We continue to be excited about Vanguard's prospects for growing the breadth and quality of services provided to patients at our facilities. With Blackstone as our principal equity sponsor, we will have access to additional capital to support expansion in our existing markets and to pursue acquisitions. We look forward to building Vanguard with our new partner, Blackstone. We have enjoyed an outstanding relationship with Morgan Stanley Capital Partners, both in terms of capital and support at the board level. We look forward to continuing this relationship with Morgan Stanley Capital Partners as a substantial investor in the Company, while beginning a new relationship with The Blackstone Group."

Howard I. Hoffen, Chairman and Chief Executive Officer of Morgan Stanley Capital Partners said, "We have enjoyed our long-term relationship with Vanguard's management since the formation of the Company. We are delighted to be able to continue this relationship as well as work together with management and Blackstone to support Vanguard in its future endeavors."

Banc of America Securities LLC and Citigroup Global Markets Inc. are advising the Company in connection with the transaction. Bear Stearns & Co., Inc. is advising Blackstone.

In connection with the transaction, the Company will commence a tender offer and consent solicitation relating to its 9 3 / 4 % Senior Subordinated Notes due 2011 ($300 million principal amount). Details with respect to this tender offer and consent solicitation will be set forth in tender offer documents, which will be furnished shortly to the holders of the Notes.

About Vanguard Health Systems
Vanguard Health Systems, Inc. owns and operates 16 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; Orange County, California and San Antonio, Texas. The Company's strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives, including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

About The Blackstone Group
The Blackstone Group, a private investment and advisory firm with offices in New York, Atlanta, Boston, London and Hamburg, was founded in 1985. The firm has raised a total of approximately $32 billion for alternative asset investing since its formation. Over $14 billion of that has been for private equity investing, including Blackstone Capital Partners IV, the largest institutional private equity fund ever raised at $6.45 billion, and Blackstone Communications Partners I, the largest dedicated communications and media fund at over $2.0 billion. In addition to Private Equity Investing, The Blackstone Group's core businesses are Private Real Estate Investing, Corporate Debt Investing, Marketable Alternative Asset Management, Corporate Advisory, and Restructuring and Reorganization Advisory.

About Morgan Stanley Capital Partners
Morgan Stanley Capital Partners has invested over $7 billion of equity capital across a broad range of industries during its 18-year history. Morgan Stanley has announced that it has entered into definitive agreements under which Metalmark Capital LLC, an independent private equity firm established by the principals of Morgan Stanley Capital Partners, is expected, subject to certain customary closing conditions, to manage the existing Morgan Stanley Capital Partners funds (comprising over $3 billion of private equity capital). Metalmark Capital LLC is expected to begin managing the Morgan Stanley Capital Partners funds in early September, and to make new private equity investments across a broad range of industries, including its focus sectors of industrials, healthcare, media, consumer products and energy.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding the Company's intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause the Company's actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, the Company's high degree of leverage; the Company's ability to incur substantially more debt; operating and financial restrictions in the Company's debt agreements; the Company's ability to successfully implement its business strategies; the Company's ability to successfully integrate its recent and any future acquisitions; the highly competitive nature of the health care business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the health care industry; the possible enactment of Federal or state health care reform; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in accounting practices; changes in general economic conditions; the Company's exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; the impact of changes to the Company's charity care and self-pay discounting policies; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the efforts of insurers, managed care payers, employers and others to contain health care costs; the availability and terms of capital to fund the expansion of the Company's business; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in the Company's filings from time to time with the Securities and Exchange Commission, including, among others, the Company's annual reports on Form 10-K and its quarterly reports on Form 10-Q.

Although the Company believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on the Company's results of operations and financial condition. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:	Vanguard Health Systems, Inc.
Aaron Broad, Director Investor Relations
(615) 665-6131
Suzanne Towry, Director Marketing and Communications
(615) 665-6016
or
Tess Coody
Guerra DeBerry Coody
(210) 884-8060

The Blackstone Group
John Ford
(212) 583-5559